                                                                    Exhibit 99.E
                                 BB BIOTECH AG

              Photo Copy Certified at the Official Public Register of Commercial Firms in Schaffhausen, April 13, 1994.

Shareholders - Executives - Administrators - Persons Authorized to Sign:

Name (First, Last):               Dr. Ernst Thomke
Native Place (or State):          Biel BE
Place of Authority:               Baden
Capacity:                         President of the Management Board
Signatures Required:              Two

Name (First, Last):               Dr. Victor Bischoff
Native Place:                     Scuol
Place of Authority:               Basel
Capacity:                         Vice President of the Management Board
Signatures Required:              Two

Name (First, Last):               Dr. David Baltimore
Native Place:                     Citizen of the United States
Place of Authority:               New York
Capacity:                         Member of the Management Board
Signatures Required:              Two

Revisuisse Price-Waterhouse:  Auditor/Inspector

Name (First, Last):               Dr. Ernst Mueller-Moehl
Native Place:                     Gachnang
Place of Authority:               Gachnang
Capacity:                         --
Signatures Required:              Two

Name (First, Last):               Martin Bisang
Native Place:                     Basel
Place of Authority:               Binningen
Capacity:                         --
Signatures Required:              Two

Name (First, Last):               Daniel Schlatter
Native Place:                     Zuerich
Place of Authority:               Zollikon
Capacity:                         --
Signatures Required:              Two